Exhibit 10.15
FIRST AMENDMENT
TO THE TENTH AMENDED AND RESTATED
SYSCO CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     THIS FIRST AMENDMENT TO THE TENTH AMENDED AND RESTATED SYSCO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this “Amendment”).
     WHEREAS, Sysco Corporation (the “Corporation”) established the Sysco Corporation Supplemental Executive Retirement Plan (the “SERP”), originally effective July 3, 1988, to provide certain highly compensated management personnel a supplement to their retirement pay so as to retain their loyalty and to offer them a further incentive to maintain and increase their standard of performance; and
     WHEREAS, the Board of Directors of the Corporation (the “Board”) has adopted that certain Tenth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (the “Plan”) pursuant to a plan document effective generally as of August 27, 2010; and
     WHEREAS, pursuant to Section 10.1 of the Plan, the Compensation Committee (the “Committee”) of the Board may amend the Plan at any time as the Committee deems advisable by an instrument in writing; and
     WHEREAS, the Committee has determined that it is in the best interests of the Corporation and its stockholders to amend the Plan to limit the participation of employees of the Corporation in the Plan to those employees who are Participants in the Plan as of May 20, 2011.
     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of May 20, 2011.
(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)
     1. Section 2.1 of the Plan is hereby deleted in its entirety and replaced with the following:
     “2.1 Eligibility. Unless otherwise determined by the Compensation Committee in its sole discretion, only those Company employees who were Participants in the Plan as of May 20, 2011 shall be eligible to participate in the Plan. For purposes of clarification, this Section 2.1 is not applicable to the Program, which has unique eligibility requirements as set forth in Section 2.1 of the Program.”

     IN WITNESS WHEREOF, The Corporation has caused this First Amendment to be executed this 27th day of May, 2011, effective as set forth herein.

SYSCO CORPORATION

By: Name:	/s/ Russell T. Libby Russell T. Libby
Title:	Vice President, General Counsel and Corporate Secretary
ATTEST:

By: Name:	/s/ Thomas P. Kurz Thomas P. Kurz
Title:	Vice President, Deputy General Counsel
and Assistant Secretary